Exhibit 10.10

3400 West MacArthur Blvd Suite 1 Santa Ana, Ca 92704
Telephone: 1-877-556-6807  Effective January 31

WECOSIGN™

This affiliate agreement describes the terms and conditions for participation in the WECOSIGN™ Inc  Affiliate Program. The terms "Affiliate," "you," and "your" are referring to you. "We" and "our" refer to WECOSIGN™  Inc, our affiliates successors or assigns.

WECOSIGN™ AND YOU ARE INDEPENDENT PARTIES

We are independent parties and this agreement will not form any partnership. This agreement is not a franchise agreement in any way shape or form. This agreement gives you certain legal rights, and you may have other rights under the laws of your state. This agreement is intended to be merged and integrated with the specific terms and conditions of our web domain at www.wecosign.com, our landlord loss payment booklet, and our tenant booklet. In case of any conflict between these documents, the more stringent term will be applied and in favor of WECOSIGN™ Inc

AGREEMENT DURATION

This agreement will begin upon our acceptance of your affiliate application and will end when terminated by either party.

AGREEMENT TERMINATION

Termination may happen at any time, with or without cause, by giving the other party 15 days written notice of termination. If this agreement is terminated for any reason the affiliate will immediately cease using any reference to WECOSIGN™ Inc including but not limited to logos, marks, stationary and or advertising materials and return OR DESTROY such material to WECOSIGN™ Inc within 10 days or supply evidence of the destruction of such printed material.

LOGO USE AND OR LICENSE

You are authorized under the terms of this agreement to use or post the WECOSIGN™ logo (as supplied by us) on or about your web site, business cards, or other literature however such use must be approved by the WECOSIGN corporate office in writing prior to its intended use OR PUBLIC DISPLAY.

MODIFICATION

We may modify any of the terms and conditions within this Agreement at any time and at our sole discretion by giving 15 days written notice. These modifications may include, but not limited to changes in the scope of available referral fees, fee schedules, payment procedures and Program rules. If any of the modifications are UNACCEPTABLE TO YOU, your only recourse is to terminate this Agreement. If you CONTINUE PARTICIPATION IN THE PROGRAM following the posting of a WRITTEN Change Notice or new agreement, it will be considered as your acceptance of the change.

COMMISSION FEES

You will receive 30 % of the initial application fee as a commission from applications placed through your company. You will receive 10 % of each established monthly fee for each client, not to exceed a 12 month period. For a sale to generate a commission to an Affiliate, the customer must complete the application form, remit full payment for the service and have their application completed AND ACCEPTED.

Completed is to mean all necessary documentation required by the comp an y ’s  underwriter.

3400 West MacArthur Blvd Suite 1 Santa Ana, Ca 92704
Telephone: 1-877-556-6807  Effective January 31

Fees will be paid on the 1st of each month by WECOSIGN Inc.

In order to maintain his or her affiliate program on active status an affiliate must use best efforts.

APPLICATION PROCESSING

WECOSIGN™ Inc will be solely responsible for processing every application placed by an agent under the Affiliate program. Customers who purchase services through the W ECOS IGN ™  web site or telephone  will be deemed to be customers of WECOSIGN™ and no commission will be paid. Prices of our rental guarantor services may vary from time to time. WECOSIGN™ Inc corporate policies will always determine the price paid by the customer. We reserve the right to reject any application that does not comply with our rules, operating procedures and policies.

WECOSIGN™ WEBSITE PROGRAM

WECOSIGN™ Inc reserves the right not to accept any site into the WECOSIGN™ SITE PROGRAM based on site content. Sites that Do Not Qualify for the WECOSIGN™ SITE PROGRAM Affiliate Program include sites such as sites that are:

- X- rated and promote sexually explicit materials

- Promoting violence and discord.  Promoting discrimination based on race, sex, religion, nationality, disability, sexual orientation, or age

- Promoting illegal or questionable activities

- Violating intellectual property rights

SPAM (UCE) The WECOSIGN™ AFFILIATE PROGRAM

DOES NOT PERMIT NOR ALLOW ANY AFFILIATE TO TRANSMIT unsolicited emailing (i.e. spamming)  Affiliates are expected to adhere to this policy. Violation of this policy will result in the termination of this contract and immediate dismissal from the WECOSIGN Affiliate Program.

DISCLAIMER We make no express or implied warranties or representations with respect to the Affiliate Program or your potential to earn income from the WECOSIGN™ SITE PROGRAM OR THE Affiliate Program. In addition, we make no representation that the operation of our site or the Affiliate Sites will be un-interrupted or error-free, and we will not be liable for the consequences of any interruptions or down time.  This Agreement will be governed by the laws of the United States and the State of California without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the Federal or State courts located in Orange County, California and you irrevocably consent to the jurisdiction of such courts. You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and assigns. Our failure to enforce your strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provision of this Agreement.  By submitting this Affiliate Agreement form, you acknowledge that you have read this agreement and agree to all its terms and conditions. You have independently evaluated this program and are not relying on any representation, guarantee, or statement other than as set forth in this agreement.

3400 West MacArthur Blvd Suite 1 Santa Ana, Ca 92704
Telephone: 1-877-556-6807  Effective January 31

ATTORNEY FEES

Should either party be forced to bring an action at law or equity, to enforce the terms of this agreement the prevailing party shall be entitled to reasonable attorney fees. If any of the terms of this agreement are found to be un-enforceable at law, the remaining parts of this agreement shall survive.

LITERATURE

WECOSIGN™ will supply all of the necessary literature for your clients

I have read and hereby accept the terms of this 3 page affiliate agreement.

Dated__________________________________

Signature_______________________________

Accepted WECOSIGN™ Inc

Dated__________________________________

Signature_______________________________

Territory Assigned________________________

_______________________________________

_______________________________________

Zip Codes:_______________________________

_______________________________________

The territory noted on this application will be assigned to your agency. If you feel that your agency would need a broader coverage please let us know as soon as it is determined. This paragraph is not to be interpreted as an exclusive territory offering on any given sector or town.

3